Exhibit 32.1

PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Neogenix Oncology, Inc. on Form 10-Q for the quarter ended September 30, 2011, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned hereby certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the undersigned's best knowledge and belief:

(a)	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(b)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Neogenix Oncology, Inc.

Date: April 23, 2012

/s/ Philip M. Arlen, MD
Philip M. Arlen, MD
Chief Executive Officer
(Principal Executive Officer)

/s/ Dr. Albine Martin
Dr. Albine Martin
Chief Operating Officer and acting Chief Accounting Officer

A signed original of this written statement required by Section 906 has been provided to Neogenix and will be retained by us and furnished to the Securities and Exchange Commission or its staff upon request.